As filed with the U.S. Securities and Exchange Commission on March 13, 2026

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Enerflex Ltd.

(Exact name of registrant as specified in its charter)

Canada	98-0457703
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Suite 904, 1331 Macleod Trail S.E. Calgary, Alberta, Canada	T2G 0K3
(Address of Principal Executive Offices)	(Zip Code)

Enerflex Ltd. Share Unit Plan

(Full Title of the plan)

Enerflex US Holdings Inc.

10815 Telge Road

Houston, Texas 77095

(281) 345-9300

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

David Izett

Senior Vice President, General Counsel

Enerflex Ltd.

Suite 904, 1331 Macleod Trail S.E.

Calgary, Alberta, Canada, T2G 0K3

(403) 387-6377

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement on Form S-8 (the “Registration Statement”) relates to securities of Enerflex Ltd., a corporation organized under the Canada Business Corporations Act (the “Registrant” or the “Company”), to be offered pursuant to the Enerflex Ltd. Share Unit Plan (the “Plan”). The Registrant will provide to all participants in the Plan the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428, the Registrant has not filed such document(s) either as part of this Registration Statement on Form S-8 or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2025 as filed with the Commission on February 26, 2026; and

(b)

The description of the common shares of the Company contained in the Company’s Registration Statement on Form 8-A (Commission File No. 001-41531), filed with the Commission on October 12, 2022, and any amendments or reports filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a subsequent post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the Canada Business Corporations Act, R.S.C., 1985, c. C-44, as amended (“CBCA”), Enerflex may indemnify its directors and officers, its former directors and officers or another individual who acts or acted at Enerflex’s request as a director or officer, or an individual acting in a similar capacity, of another entity (which we refer to as an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the indemnifiable person in respect of any civil, criminal, administrative, investigative or other proceeding in which the indemnifiable person is involved because of that association with Enerflex or other entity, provided that:

(i) the indemnifiable person acted honestly and in good faith with a view to the best interests of Enerflex, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at Enerflex’s request; and

(ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the indemnifiable person had reasonable grounds for believing that the indemnifiable person’s conduct was lawful.

Enerflex may advance funds to an indemnifiable person for the costs, charges and expenses of a proceeding referred to above; provided, however, that the indemnifiable person will repay the funds if the individual does not fulfill the above-mentioned conditions.

An indemnifiable person is also entitled to indemnity from Enerflex in respect of all costs, charges and expenses reasonably incurred by the indemnifiable person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the indemnifiable person is subject because of the indemnifiable person’s association with Enerflex or other entity, if the indemnifiable person:

(i) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the indemnifiable person ought to have done; and

(ii) fulfills the conditions first set out above.

In the case of a derivative action, indemnity may be made only with court approval, if the indemnifiable person fulfills the requirements first mentioned above.

In addition, Enerflex may, under the CBCA, purchase and maintain insurance for the benefit of an indemnifiable person.

Under Enerflex’s By-Laws No. 1, Enerflex shall indemnify a director or officer of Enerflex, a former director or officer of Enerflex or a person who acts or acted at Enerflex’s request as a director or officer, or an individual acting in a similar capacity, of another entity, to the extent permitted by the CBCA.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index to this Registration Statement is incorporated herein by reference as the list of exhibits required as part of this Registration Statement.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, on this 13th day of March, 2026.

ENERFLEX LTD.

By:	/s/ Paul Mahoney
Name: Paul Mahoney
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Enerflex Ltd. hereby constitutes and appoints Paul Mahoney and Preet S. Dhindsa, and each of them any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-8, and any other registration statement relating to the same offering (including any registration statement, or amendment thereto, that is to become effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and any and all amendments thereto (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Mahoney	President, Chief Executive Officer and Director (Principal Executive Officer)	March 13, 2026
Paul Mahoney

/s/ Preet S. Dhindsa	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 13, 2026
Preet S. Dhindsa

/s/ Kevin Reinhart	Chairman of the Board	March 13, 2026
Kevin Reinhart

/s/ Fernando Assing	Director	March 13, 2026
Fernando Assing

/s/ Ben Cherniavsky	Director	March 13, 2026
Ben Cherniavsky

/s/ Joanne Cox	Director	March 13, 2026
Joanne Cox

/s/ Céline Gerson	Director	March 13, 2026
Céline Gerson

/s/ James C. Gouin	Director	March 13, 2026
James C. Gouin

/s/ Mona Hale	Director	March 13, 2026
Mona Hale

/s/ Thomas B. Tyree Jr.	Director	March 13, 2026
Thomas B. Tyree Jr.

/s/ Juan Carlos Villegas	Director	March 13, 2026
Juan Carlos Villegas

Exhibit Index

Exhibit	Description

3.1	Articles of Incorporation of Enerflex Ltd. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 18, 2022)

3.2	By-Law No. 1 of Enerflex Ltd. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 18, 2022)

3.3	By-Law No. 2 of Enerflex Ltd. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 18, 2022)

3.4	Amended and Restated By-Law No. 3 of Enerflex Ltd. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 18, 2022)

4.1	Form of Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 18, 2022)

5.1*	Opinion of Gowling WLG (Canada) LLP with respect to the legality of the securities being registered

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2*	Consent of Gowling WLG (Canada) LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

99.1*	Enerflex Ltd. Share Unit Plan

107.1*	Calculation of File Fee Tables

*	Filed herewith.